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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc. and to the incorporation by reference therein of our reports dated:

      (i) June 19, 1997 with respect to the combined financial statements of Waste Services, Inc. and Affiliates, included in the Company's Current Report on Form 8-K dated May 12, 1997 (as amended July 11, 1997 and July 25, 1997 on Form 8-K/A);

     (ii) September 12, 1997 with respect to the financial statements of Pappy, Inc. included in the Company's Current Report on Form 8-K dated August 15, 1997 (as amended October 10, 1997 on Form 8-K/A);

    (iii) December 12, 1997 with respect to the consolidated financial statements of Pine Grove, Inc. included in the Company's Current Report on Form 8-K dated December 1, 1997 (as amended February 17, 1998 on Form 8-K/A); and

     (iv) April 29, 1998, except for the second paragraph of Note 1, as to which the date is May 11, 1998, with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in its Current Report on Form 8-K dated May 20, 1998, all filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 4, 1998